Distribution Financial Services RV Trust 1999-3
December 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance             287,458,885.43
Beginning Pool Factor                  0.76751694

Distribution Allocable to Principal on Notes

          Class           Prior Prin. Payments      $1000 of orig.prin.bal  Current Prin. Payments  $1000 of orig.prin.bal
           A-1                    $0.00                 0.0000000                   $0.00               0.0000000
           A-2                    $0.00                 0.0000000           $4,615,012.19              45.9964936
           A-3                    $0.00                 0.0000000                   $0.00               0.0000000
           A-4                    $0.00                 0.0000000                   $0.00               0.0000000
           A-5                    $0.00                 0.0000000                   $0.00               0.0000000
           A-6                    $0.00                 0.0000000                   $0.00               0.0000000
             B                    $0.00                 0.0000000                   $0.00               0.0000000
             C                    $0.00                 0.0000000                   $0.00               0.0000000

Distribution Allocable to Interest on Notes

Class        Rate            Prior Prin. Payments     $1000 orig.prin.bal.  Current Prin. Payments  $1000 orig.prin.bal.
A-1           5.32%                   $0.00                 0.0000000                   $0.00               0.0000000
A-2           5.97%                   $0.00                 0.0000000             $201,930.97               2.0125877
A-3           6.43%                   $0.00                 0.0000000             $259,718.42               5.3583334
A-4           6.65%                   $0.00                 0.0000000             $479,952.67               5.5416667
A-5           6.76%                   $0.00                 0.0000000             $211,728.83               5.6333332
A-6           6.88%                   $0.00                 0.0000000             $314,456.13               5.7333333
  B           7.17%                   $0.00                 0.0000000              $55,943.93               5.9750005
  C           7.92%                   $0.00                 0.0000000              $49,440.60               6.6000000

Note Balance After Giving Effect to Principal Distribution
          Class         Beginning Balance         Beg. Note Factor     Ending Balance          Ending Note Factor
           A-1                    0.00                  0.0000000                   $0.00               0.0000000
           A-2           40,589,140.61                  0.4045402          $35,974,128.42               0.3585437
           A-3           48,470,000.00                  1.0000000          $48,470,000.00               1.0000000
           A-4           86,608,000.00                  1.0000000          $86,608,000.00               1.0000000
           A-5           37,585,000.00                  1.0000000          $37,585,000.00               1.0000000
           A-6           54,847,000.00                  1.0000000          $54,847,000.00               1.0000000
             B            9,363,000.00                  1.0000000           $9,363,000.00               1.0000000
             C            7,491,000.00                  1.0000000           $7,491,000.00               1.0000000
Servicing Fee                                                                                         $119,774.54
Servicing Fee Per $1,000 of Orig.Note                                                                   0.3197987

Realized Losses                                                                                       $553,963.12

Reserve Account Balance                                                                             $6,862,529.14

Payments Received with Respect to Receivables During Most Recently Ended Collection Period          $6,128,597.07
Interest Payments Received                                                                          $2,067,548.00
Scheduled Principal Payments Received                                                               $1,406,058.93
Principal Prepayments Received                                                                      $2,654,990.14

Distribution to Residual Interestholders                                                                    $0.00

Noteholders' Interest Carryover Shortfall                                                                   $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                               0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period                  $0.00

Ending Pool Balance                                                                                $282,843,096.95
Ending Pool Factor                                                                                      0.75519271